Exhibit 10.1

2000 STOCK OPTION PLAN
OF ADVANCED PHOTONIX, INC.

As amended by the Board of Directors on January 20, 2012.

(Original plan authorized by the Board of Directors on July 24, 2000, adopted by the Shareholders of the Registrant as of August 25, 2000, amended by the Board of Directors on June 10, 2004, and, as amended, approved by the Shareholders of the Registrant as of on
August 27, 2004)

1. The Plan. This 2000 Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Advanced Photonix, Inc. (which together with its subsidiaries is hereinafter referred to as the "Corporation") by employees and directors of, and consultants and advisors to, the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

2. Stock Subject to the Plan. Except as otherwise provided herein, the total number of shares of Class A Common Stock, par value $.001 per share, of the Corporation (the "Stock") which may be issued pursuant to the exercise of options granted hereunder ("Options") shall be Two Million, Five Hundred Thousand (2,500,000). Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the un-purchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board which shall have plenary authority, in its discretion, to determine the employees and directors of, and consultants and advisors to, the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option, whether an Option is intended to be an incentive stock option (an "ISO") within the meaning of Section 422 of the Internal Revenue Code (the "Code") or whether it is intended not to be an ISO (a "Non ISO") and the other terms of each Option. Acts approved at a meeting by a majority of the members of the Board or acts approved in writing by the unanimous consent of the members of the Board shall be the valid acts of the Board. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Board.

4. Employees Eligible for Options. All employees and directors of, and consultants and advisors to, the Corporation shall be eligible for Options, except that only employees of the Corporation shall be eligible for ISO's. In making the determination as to persons to whom Options shall be granted, the number of shares to be covered by such Options, and the other terms and conditions of the Options, the Board shall take into account such persons' duties, their present and potential contributions to the success of the Corporation, and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

5. Term of Plan. The Plan shall terminate on, and no Options shall be granted after, July 24, 2010 provided that the Board may at any time terminate the Plan prior thereto.

6. Maximum Option Grant. Subject to the provisions of Section 2 above, the number of shares of Stock for which any individual may be granted Options shall be unlimited.

7. Exercise Price. Each Option shall state the exercise price, which shall be such price as the Board in its discretion may determine; provided, however, that in the case of ISOs, the exercise price shall be not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% of such fair market value in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be (i) the closing price of the Stock on the American Stock Exchange on the date of the granting of the Option, or (ii) if the Stock did not trade on such date, the mean between the high bid and low asked prices.

8. Term of Options. The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

9. Exercise of Options. Except as otherwise provided by the Board, an Option may be exercised from time to time as to any part or all of the Stock covered thereby, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or as to less than the remaining shares then purchasable under the Option, if less than 100 shares), and (b) prior to the expiration of at least six months from the date of grant. The Exercise Price shall be paid in full at the time of the exercise of an Option (i) in cash, (ii) by the transfer to the Corporation of shares of its Stock (including by withholding shares of Stock deliverable upon exercise of the Option) with a fair market value equal to the purchase price of the Stock issuable upon exercise of such Option, (iii) if permitted under the Corporation’s policies then in effect (including, but not limited to, the Corporation’s Securities Trading Policy), by authorizing the Corporation to arrange a sale on behalf of the Optionee of some or all of the shares to be acquired upon the exercise of the Option and the remittance to the Corporation of a sufficient portion of the sale proceeds to pay the exercise price for all of the shares as to which the Option is being exercised, any withholding or employment taxes and all applicable fees, including brokerage fees, resulting from such exercise and sale, or (iv) by a combination of cash and the transfer of shares of Stock pursuant to clause (ii) above; provided, however, that with respect to the method of payment set forth in clause (ii) above, (A) the withholding of shares of Stock deliverable upon exercise of the Option shall not be permitted with respect to the exercise of any Option intended to qualify as an ISO, and (B) “fair market value” shall mean the closing price of the Stock on the NYSE Amex Exchange (or such other exchange on which the Stock is listed) on the trading date (which, for purposes of this Paragraph 9, means a day on which the NYSE Amex Exchange (or such other exchange on which the Stock is listed) is open for trading) immediately preceding the date the Option is exercised. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.  Notwithstanding anything to the contrary contained therein, the methods of exercise set forth in this Paragraph 9 shall apply to any Options covered by any Option Agreement issued under this Plan.

10. Non-Transferability of Options. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of an Option only by him or his guardian or legal representative. Non ISO's will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners ("Permitted Transferees"). A transferred Option would be subject to all of the same terms and conditions as if such Option had not been transferred.

11. Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an ISO or Non ISO) and which shall be in such form as the Board shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board shall deem advisable.

12. Termination of Options. No Option shall be exercisable after the first to occur of the following:

a. Expiration of the Option term specified in the Option, which in no event shall exceed (A) ten years from the date of grant, or (B) in the case of an ISO granted to an Optionee who is a 10% Holder, five years from the date of the grant;

b. (i) In the case of a non ISO, six (6) months from the date of termination or cessation of employment of the Optionee for any reason; or (ii) in the case of an ISO, six (6) months after the date the Optionee ceases to be an employee of the Corporation due to the Optionee's disability (within the meaning of Section 22(e)(3) of the Code) or death, or three (3) months following the date the Optionee ceases to be an employee of the Corporation for any reason other than disability or death.

c. The date, if any, set by the Board to be an accelerated expiration date pursuant to the provisions of Paragraph 17 below.

13. Termination or Cessation of Employment. For purposes of the Plan, the termination of membership on the Board in the case of a director who is not otherwise an employee of the Corporation, or the termination of the contractual relationship between the Corporation and a consultant or advisor shall be deemed a termination or cessation of employment.

14. Limit on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares of Stock with respect to which ISO's may first become exercisable by an Optionee in any one calendar year under the Plan and under any other plan of the Corporation or any subsidiary of the Corporation shall not exceed $100,000. The limits imposed by this Paragraph 14 shall apply only to ISO's granted under the Plan, and not to any other Options. In the event an individual receives an Option intended to be an ISO which is subsequently determined to have exceeded the limit set forth above, or if any individual is granted an Option intended to be an ISO that first become exercisable in a calendar year for Option Shares that have an aggregate fair market value (determined as of the time the Options are granted) that exceeds the limit set forth above, the Options for Option Shares in excess of the limit shall be treated as Non ISO's.

15. Stock Dividends or Recapitalization. In the event of a stock dividend paid in shares of the class of stock subject to any Option outstanding hereunder, or recapitalization, reclassification, split-up or combination of shares with respect to said class of stock, the Board shall have the power to make appropriate adjustments of the exercise price under such option and of the number and kind of shares as to which such Option is then exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event, and in any case an appropriate adjustment shall also be made in the total number and kind of shares of stock reserved for the future granting of Options under this Plan. Any such adjustment made by the Board pursuant to this Plan shall be binding upon the holders of all unexpired Options outstanding hereunder. Anything in the foregoing to the contrary notwithstanding, no such adjustment shall be made with respect to any Option which is an ISO without the consent of the Optionee, if such adjustment would be a modification of such Option within the meaning of Section 424(h) of the Code.

16. Mergers, Consolidation, Reorganization, Etc. If the Corporation shall become a party to any corporate merger, agreement for the sale of substantially all of its assets and property, separation or reorganization, the Board shall have the power to make appropriate arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new Options for any unexpired Options then outstanding under this Plan, or for the assumption of any such unexpired Options, which in the opinion of the Board maintain, to the maximum extent practicable, the Optionee's proportionate interest as before the occurrence of such event; provided, however, that such arrangements with respect to ISO's shall meet the requirements of Sections 422 and 424(h) of the Code.

17. Liquidation or Dissolution of the Corporation.

a.   In the event of the dissolution or liquidation of the Corporation, whether voluntary or otherwise, and unless in connection therewith the obligations of the Corporation under all outstanding Options granted under this Plan have been assumed or replaced in accordance with Section 16 hereof, all options outstanding under this Plan shall be exercised, if at all, within the ninety day period commencing on the date specified in subparagraph (b) below and shall be exercisable to the extent only of, and with respect to, any or all shares for which they could have been exercised immediately prior to such date. All Options not exercisable prior to the date specified in subparagraph (b) shall terminate upon such date, and all Options exercisable immediately prior to such date shall, to the extent not exercised within the ninety-day period commencing on such date, terminate at the end of such ninety-day period.

b.   The date specified in this subparagraph (b) is the date of the earliest to occur of the following events:

i.    The entry, in a court having jurisdiction, of an order that the Corporation be liquidated or dissolved;

 ii.   Adoption by the shareholders of the Corporation of a resolution resolving that the corporation be liquidated or dissolved voluntarily; or

iii.   Adoption by the shareholders of the Corporation of a resolution to the effect that the Corporation cannot, by reason of its liabilities, continue its business and that it is advisable to liquidate or dissolve the Corporation.

18. Shareholder and Stock Exchange Approval. This Plan is subject to and no Options shall be exercisable hereunder until after the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

19. Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 15), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price, in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) with respect to options which are ISOs, amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

20. Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

21. Code References and Definitions. Whenever reference is made in this Plan to a section of the Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 424(f) of the Code. The term "10% Holder" shall mean any person who, for purposes of Section 422 of the Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation